OMNIBUS AMENDMENT
AND
SECURITIES PURCHASE AGREEMENT

           This OMNIBUS AMENDMENT AND SECURITIES PURCHASE AGREEMENT, dated as of September 18, 2009 (this "Amendment"), is entered into by and among (i) Compliance Systems Corporation, a Nevada corporation (the “Company” or the “Debtor”), (ii) Spirits Management Inc. (“Spirits”), (iii) Barry Brookstein, a natural person (“Brookstein”), (iv) Dean Garfinkel, a natural person (“Garfinkel”), and (vii) Agile Opportunity Fund, LLC, a Delaware limited liability company, ("Agile" or the “Investor” or the “Secured Party”).  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Original Securities Purchase Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, the Company and the Investor entered into a Securities Purchase Agreement, dated as May 6, 2008 (the “Original Securities Purchase Agreement”), pursuant to which, among other things, the Investor purchased from the Company Secured Convertible Debentures in an aggregate principal amount of $600,000 (the “Original Debentures”) and received from the Company an aggregate of 5,000,000 shares of the common stock, par value $.001 (the “Common Stock”), of the Company (the “Original Incentive Shares”); and

WHEREAS, in connection with the Original Securities Purchase Agreement, the Company executed a Security Agreement in favor of Agile (the “Company Security Agreement”) granting Agile a first priority security interest in the Collateral (as defined therein) to secure the Obligations (as defined therein); and

WHEREAS, in connection with the Original Securities Purchase Agreement, (i) each of Spirits, Brookstein and Garfinkel executed a Limited Non-Recourse Guaranty Agreement in favor of the Investor guaranteeing all obligations of the Company under the Original Debentures (collectively, the “Guaranty Agreements”) and (ii) Spirits, Brookstein and Garfinkel executed a Stock Pledge Agreement, dated May 6, 2008 (the “Pledge Agreement”), securing their obligations under the Guaranty Agreements by a pledge of shares of preferred stock of the Company owned by them as set forth on Schedule I to the Pledge Agreement; and

WHEREAS, pursuant to an Agreement to Amend and Restate Secured Convertible Debentures, dated as of January 31, 2009 (the “Amendment Agreement”), certain terms of the Original Debentures were amended and restated (the Original Debentures as so amended and restated, the “Original Amended Debentures”); and

WHEREAS, the Original Securities Purchase Agreement, the Amendment Agreement, Company Security Agreement, the Guaranty Agreements, the Pledge Agreement and the Original Amended Debentures are collectively referred to herein as the “Existing Transaction Documents”; and

WHEREAS, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, an additional Convertible Debenture and make certain amendments to the Existing Transaction Documents as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties covenant and agree as follows:

1.           Issuance of New Debenture.

(a)           Subject to the terms and conditions of this Amendment and in reliance on the representations and warranties set forth or referred to herein, at the Closing (as hereinafter defined), the Company shall sell to Agile and Agile shall purchase from the Company a Secured Convertible Debenture in the original principal amount of $100,000 (the “New Debenture Purchase Price”), such Secured Convertible Debenture to be in the form attached hereto as Exhibit A (the “New Debenture”; and, collectively with the Original Amended Debentures, the "Debentures") with a maturity date of six months from its date of issue (the “Maturity Date”).  The New Debenture, including accrued but unpaid interest thereon, will be convertible into shares of Common Stock at an initial conversion price of $0.05 per share, subject to adjustment as provided therein, at the option of the holder(s) of the New Debenture (the “New Common Stock Debenture Shares”).

(b)           In connection with the purchase and sale of the New Debenture hereunder and in addition thereto, the Company agrees to issue to the Investor at the Closing Two Million (2,000,000) shares of Common Stock (the “New Incentive Shares”; together with the New Common Stock Debenture Shares, the “Registrable Shares”).  The New Debenture and the New Incentive Shares are collectively referred to herein as the “New Securities”.

(c)           The closing of the purchase, sale and issuance of the New Securities shall take place at the offices of Westerman Ball Ederer Miller & Sharfstein, LLP (“WBEMS”), 170 Old Country Road, Fourth Floor, Mineola, New York 11501, or at such other location as agreed to between the parties, simultaneous with the execution hereof (the "Closing").  At the Closing:

(i) the Company shall deliver to the Investor the duly executed New Debenture and one or more stock certificates evidencing the number of New Incentive Shares registered in the name of Investor to be delivered pursuant to Section 1(b) hereof against delivery by the Investor to the Company of the New Debenture Purchase Price therefor by wire transfer of immediately available funds in the amount thereof to the Company’s bank account at Capital One Bank, 111 East Park Avenue, Long Beach, New York 11561 (Account Number: 7924030518) (the “Company Bank Account”) or by such other method agreed to in writing by the Investor and the Company; and

(ii) the Company shall pay all fees due to third party agents and expenses incurred by Agile and/or Agile Investments, LLC in connection with the transactions hereunder, including, without limitation, (x) the legal fees and expenses of WBEMS incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby, which legal fees are agreed to be $3,000, and (y) $5,000 payable to Agile Investments, LLC for due diligence costs, structuring work and ongoing debt monitoring fees.

(d)           The parties agree that the net proceeds from the sale of the New Debenture shall be used for working capital purposes, including those related to the accounting and legal fees associated with the Company’s proposed merger transaction with Execuserve Corporation.

2.           Amendments to Original Transaction Documents.

(a)           Each of the Company Security Agreement, the Guaranty Agreements and the Pledge Agreement is hereby amended by (i) amending the definition of the term “Obligations” contained in the Company Security Agreement and the Guaranty Agreement and the term “Debenture Obligations” contained in the Pledge Agreement to include collectively all obligations of the Debtor to the Secured Party under all of the Debentures, whether for principal, interest, costs, fees or otherwise (collectively, the “Obligations”).  The Company Security Agreement is further amended by amending Section 20 thereof (Termination) to include and extend to all of the Debentures.  Consequently, and upon the taking of all actions to be taken at the Closing pursuant to Section 1(c) hereof, repayment of each of the Original Amended Debentures and of the New Debenture and the performance by the Company of all its obligations thereunder shall be secured with a first priority lien (except as set forth in the Company Security Agreement) and security interest in the Collateral pursuant to the Company Security Agreement on a pari passu basis.

(b)           The Pledge Agreement is hereby further amended by amending the date contained in Section 5 thereof (regarding the permissibility of the conversion by the Pledgors thereunder of shares of preferred stock into Common Stock and the sale of such shares of Common Stock) to March 21, 2010.

(c)           The Existing Transaction Documents are hereby further amended: (i) to include the obligations of the Company under this Amendment as obligations of the Company for all purposes under the Existing Transaction Documents and (ii) as further necessary to conform them to any potentially conflicting provisions contained in this Amendment, the provisions of this Amendment prevailing in any such conflict.

3.           Representations and Warranties of the Company.  Except as set forth on Schedule 3 to this Amendment, the Company hereby represents and warrants to the Investor that the representations and warranties made by the Company to Agile in the Existing Transaction Documents are true and correct as of the date hereof as if made on and as of the date hereof and with respect to this Amendment and the New Securities, except that representations with respect to the capitalization of the Company are subject to the issuance of securities pursuant to the Existing Transaction Documents, this Amendment and the New Debenture.

4.           Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company that the representations and warranties made by the Investor to the Company in the Original Transaction Documents are true and correct as of the date hereof as if made on and as of the date hereof and with respect to this Amendment and the New Securities.

5.           Existing Transaction Documents in Effect.  Except as specifically amended hereby, all of the terms and provisions of the Existing Transaction Documents are and shall remain and continue in full force and effect.

6.           Miscellaneous

6.1           Registration Rights.  The New Registrable Shares shall be entitled to the registration rights provided for under Section 5.1 of the Original Securities Purchase Agreement

6.2           Successors and Assigns.  The terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this Amendment, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Amendment, except as may be expressly provided herein.

6.3           Governing Law.  This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

                      6.4           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                      6.5           Titles and Subtitles.  The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                      6.6           Confidentiality.  This Agreement is confidential, and none of its provisions or terms shall be disclosed to anyone who is not an Investor or an officer or director of the Company or their agents, advisers or legal counsel, unless required by law.

6.7           Notices.  Any notice required or permitted by this Amendment shall be in writing and shall be deemed sufficient upon delivery, when delivered personally (against written receipt therefor), one business day following the business day on which such notice is forwarded by overnight courier, or two business days following the business day of deposit in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page hereto, or as subsequently modified by written notice, and if to the Investor, with a copy to Westerman Ball Ederer Miller and Sharfstein, LLP, 170 Old Country Road, Suite 400, Mineola, New York 11501, Attn: Alan Ederer, Esq., and if to the Company, Spirits, Brookstein or Garfinkel, with a copy to Moritt Hock Hamroff & Horowitz, 400 Garden City Plaza, Garden City, New York, 11530 Attn: Dennis O’Rourke, Esq.

6.8           Entire Agreement.  This Amendment, together with the Existing Transaction Documents as modified hereby and the New Debenture, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.  This Amendment may be modified or amended only with the written consent of all of the parties hereto.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

           IN WITNESS WHEREOF, each of the undersigned has caused this Omnibus Amendment and Securities Purchase Agreement to be executed by their respective duly authorized officer as of the date first above written.

COMPLIANCE SYTSTEMS CORPORATION

By:	/s/ Dean Garfinkel
Name: Dean Garfinkel
Title: President
Address:
90 Pratt Oval
Glen Cove, New York 11542

/s/ Barry Brookstein
Barry Brookstein
Address:
90 Pratt Oval
Glen Cove, New York 11542

/s/ Dean Garfinkel
Dean Garfinkel
Address:
90 Pratt Oval
Glen Cove, New York 11542

SPIRITS MANAGEMENT INC.

By:	/s/ Barry Brookstein
Name: Barry Brookstein
Address:
780 New York Avenue – Suite A
Huntington, New York 11743

 [Omnibus Amendment and Securities Purchase Agreement Counterpart Signature Page]

AGILE OPPORTUNITY FUND, LLC
By:	AGILE INVESTMENTS, LLC, Managing Member

By:	/s/ David I. Propis
Name: David I. Propis
Title: Managing Member
Address:
1175 Walt Whitman Road, Suite 100A
Melville, NY 11747

[Omnibus Amendment and Securities Purchase Agreement Counterpart Signature Page]